EXHIBIT 107
Calculation of Filing Fee Table
Form
S-8
Registration Statement Under the Securities Act of 1933
(Form Type)
Bausch + Lomb Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares, no par value (2)	Rule 457(c) and Rule 457(h)	14,000,000 (1)	$15.59 (2)	$218,260,000 (2)	0.00014760	$32,215.18 (3)

Total Offering Amounts					$218,260,000 (2)		$32,215.18 (3)

Total Fee Offsets							$—

Net Fee Due							$32,215.18 (3)

(1)
This Registration Statement on Form
S-8
covers common shares, no par value, of Bausch + Lomb Corporation (the “Registrant”) that are (i) authorized for issuance under the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan, amended and restated effective as of May 29, 2024 (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that may become issued under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported for a Common Share on the New York Stock Exchange on July 26, 2024.

(3)	Rounded up to the nearest penny.